                                                                    EXHIBIT 4.35

                                FOURTH AMENDMENT
                             TO REVOLVING CREDIT AND
                               GUARANTY AGREEMENT


                  FOURTH AMENDMENT, dated as of February 24, 2004 (the "Amendment and Waiver"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 31, 2003, among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions from time to time party thereto (the "Lenders"), and JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (in such capacity, the "Agent"), and BANK ONE, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Syndication Agents (in such capacities, the "Co-Syndication Agents"):

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Lenders, the Agent and the Co-Syndication Agents are parties to that certain Revolving Credit and Guaranty Agreement, dated as of January 31, 2003, as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement, dated as of March 13, 2003, that Second Amendment to Revolving Credit and Guaranty Agreement, dated as of March 31, 2003 and that Third Amendment to Revolving Credit Agreement, dated as of December 22, 2003 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, the Borrower, the Guarantors and the Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein, subject to the terms and conditions set forth herein; and

                  NOW, THEREFORE, it is agreed as follows:

                  As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

                  1.       Amendment.

                           (a)    Section 2.13(a) of the Credit Agreement is
hereby amended by deleting the words "three Business Days" appearing in the fourth line thereof and inserting in lieu thereof the words "one Business Day"; and

                           (b)    The parenthetical clause appearing at the end
of subsection (iii) of Section 6.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

                                  (provided, further, that the aggregate
                                  outstanding principal amount of such advances and loans to Jeffboat LLC may not exceed (x) $4,000,000 during the period beginning on December 22, 2003 and ending on February 23, 2004 or (y) $6,500,000 during the period beginning on February 24, 2004 and ending on May 31, 2004).

                  2. Borrowing Base Compliance. The Borrower hereby represents and warrants that although the aggregate principal amount of outstanding Loans plus the aggregate Letter of Credit Outstandings exceeded the Borrowing Base during the period from February 13, 2004 to February 20, 2004, after giving effect to the $6,000,000 prepayment of Tranche B Loans on February 20, 2004 the aggregate principal amount of all outstanding Loans plus the aggregate Letter of Credit Outstandings does not exceed the Borrowing Base.

                  3.       Miscellaneous.

                  This Amendment shall not become effective until the date on which this Amendment and Waiver shall have been executed by the Borrower, the Guarantors and the Required Lenders, and the Agent shall have received evidence satisfactory to it of such execution.

                  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

                  The Borrower agrees that its obligations set forth in Section
10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

                  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent, the Co-Syndication Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the day and the year first written.

                                     BORROWER:

                                     AMERICAN COMMERCIAL LINES LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     GUARANTORS:

                                     AMERICAN COMMERCIAL LINES HOLDINGS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     LOUISIANA DOCK COMPANY LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL TERMINALS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     JEFFBOAT LLC
                                     By:
                                            -------------------------------
                                     Title:


                                     ACL CAPITAL CORP.


                                     By:
                                            -------------------------------
                                     Title:

                                     AMERICAN COMMERCIAL BARGE LINE LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL LINES INTERNATIONAL LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     ACBL LIQUID SALES LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL LOGISTICS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     HOUSTON FLEET LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     LEMONT HARBOR & FLEETING SERVICES LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL TERMINALS - MEMPHIS LLC


                                     By:
                                            -------------------------------
                                     Title:

                                     ORINOCO TASA LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     ORINOCO TASV LLC


                                     By:
                                            -------------------------------
                                     Title:

                                     LENDERS:



                                     -------------------------------
                                     NAME OF INSTITUTION



                                     By:
                                            -------------------------------
                                     Title: